EXHIBIT 1.1
                               1,750,000 Shares



                           LAWYERS TITLE CORPORATION


                                 Common Stock


                            UNDERWRITING AGREEMENT



                                                              February 24, 1998


DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION
FURMAN SELZ
WHEAT FIRST SECURITIES, INC.
FERRIS, BAKER WATTS, INCORPORATED
 As representatives of the
 several Underwriters
 named in Schedule I hereto
 c/o Donaldson, Lufkin & Jenrette
  Securities Corporation
  277 Park Avenue
  New York, New York 10172


Dear Sirs:

     Lawyers Title Corporation, a Virginia corporation (the "Company"), proposes to issue and sell 1,750,000 shares of its Common Stock, no par value (the "Firm Shares"), to the several underwriters named in Schedule I hereto (the "Underwriters"). The Company also proposes to issue and sell to the several Underwriters not more than an additional 262,500 shares of its Common Stock, no par value (the "Additional Shares"), if requested by the Underwriters as provided in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter referred to collectively as the "Shares". The shares of common stock of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock". The net proceeds from the sale of the Shares will be used to finance in part the acquisition by the Company from Reliance Insurance Company ("RIC") of all of the issued and outstanding shares of capital stock of Commonwealth Land Title Insurance Company ("Commonwealth") and Transnation Title Insurance Company ("Transnation"), resulting in Commonwealth and Transnation each becoming a wholly owned subsidiary of the Company (the "Acquisition"). The Acquisition is to be effected pursuant to the Stock Purchase Agreement, dated as of August 20, 1997 (the "Original Agreement"), by and among the Company, Lawyers Title Insurance Corporation, the Company's principal operating subsidiary ("LTIC"), RIC and Reliance Group Holdings, Inc., the parent company of RIC ("Reliance"), as amended and restated by the Amended and Restated Stock Purchase Agreement, dated as of December 11, 1997, by and among the Company, LTIC, RIC and Reliance (collectively, the "Stock Purchase Agreement").

     Section 1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3, including a prospectus, relating to the Shares. The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act ("Rule 430A Information"), is hereinafter referred to as the "Registration Statement"; and the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "Prospectus" (including, in the case of all references to the Registration Statement or the Prospectus, documents incorporated therein by reference). If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Act registering additional shares of Common Stock (a "Rule 462(b) Registration Statement"), then, unless otherwise specified, any reference


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herein to the term "Registration Statement" shall be deemed to include such Rule
462(b) Registration Statement. The terms "supplement" and "amendment" or "amend" as used in this Agreement with respect to the Registration Statement, the Prospectus or any Preliminary Prospectus (as defined below) shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") that are deemed to be incorporated by reference in the Prospectus or the Preliminary Prospectus.
For purposes of this Agreement, "Effective Time" means the date and time as of which the Registration Statement, or the most recent post-effective amendment thereto, if any, was or is declared effective by the Commission. "Preliminary Prospectus" means each prospectus included in the Registration Statement, or amendments thereof, before it became effective under the Act, any prospectus filed with the Commission by the Company pursuant to Rule 424(a) under the Act and the prospectus included in the Registration Statement at the Effective Time that omits Rule 430A Information. Reference made herein to any Preliminary Prospectus, to the Prospectus or to the Registration Statement shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus, the Prospectus or the Registration Statement, as the case may be.

     Section 2. Agreements to Sell and Purchase and Lock-Up Agreements. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell, and each Underwriter agrees, severally and not jointly, to purchase from the Company at a price per Share of $______ (the "Purchase Price") the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell the Additional Shares and the Underwriters shall have the right to purchase, severally and not jointly, up to 262,500 Additional Shares from the Company at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Company within 30 days after the date of this Agreement. You shall give any such notice on behalf of the Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof, which date shall be a business day (i) no earlier than two business days after such notice has been given (and, in any event, no earlier than the Closing Date (as hereinafter defined)) and
(ii) no later than ten business days after such notice has been given. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares.

     The Company hereby agrees not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise), except to the Underwriters pursuant to this Agreement and to RIC pursuant to the Stock Purchase Agreement, for a period of 90 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"). Notwithstanding the foregoing, during such period (i) the Company may grant stock options and make stock awards pursuant to the Company's existing stock option and other employee benefit plans, (ii) the Company may issue shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, and (iii) the Company may issue Common Stock or securities exercisable or exchangeable for or convertible into Common Stock in connection with private placements of the Company's securities to effect the acquisition of title insurance operations or operations providing real-estate related services as contemplated by the Prospectus. The Company also agrees not to file any registration statement with respect to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for a period of 90 days after the date of the Prospectus without the prior written consent of DLJ; provided, however, that the Company may file a registration statement with respect to each of (i) the shares of Common Stock and (ii) the Company's 7%Series B Cumulative Convertible Preferred Stock (the "Series B Preferred Stock"), acquired by RIC in the Acquisition as set forth in the Stock Purchase Agreement (collectively, the "Permitted Registration Statements"); and provided further, that RIC agrees not to offer, sell or contract to sell any shares of Common Stock or Series B Preferred Stock registered pursuant to the Permitted Registration Statements for a period of 90 days after the date of the Prospectus without the prior written consent of DLJ. The Company shall, prior to or concurrently with the execution of this Agreement,


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deliver an agreement executed by (i) each of the directors and executive officers of the Company and (ii) RIC to the effect that such person will not, during the period commencing on the date such person signs such agreement and ending 90 days after the date of the Prospectus, without the prior written consent of DLJ, (A) engage in any of the transactions described in the first sentence of this paragraph or (B) make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock other than pursuant to the Permitted Registration Statements as set forth in the preceding sentence.

     Section 3. Terms of Public Offering. The Company is advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the execution and delivery of this Agreement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

     Section 4. Delivery and Payment. The Shares shall be represented by definitive certificates and shall be issued in such authorized denominations and registered in such names as DLJ shall request no later than two business days prior to the Closing Date or the applicable Option Closing Date (as defined below), as the case may be. The Company shall deliver the Shares, with any transfer taxes thereon duly paid by the Company, to DLJ through the facilities of The Depository Trust Company ("DTC"), for the respective accounts of the several Underwriters, against payment to the Company of the Purchase Price therefor by wire transfer of Federal or other funds immediately available in New York City. The certificates representing the Shares shall be made available for inspection not later than 9:30 A.M., New York City time, on the business day prior to the Closing Date or the applicable Option Closing Date, as the case may be, at the office of DTC or its designated custodian (the "Designated Office"). The time and date of delivery and payment for the Firm Shares shall be 11:00 A.M., Eastern Standard time, on February 27, 1998, or such other time on the same or such other date as DLJ and the Company shall agree in writing. The time and date for delivery of the Firm Shares are hereinafter referred to as the "Closing Date". The time and date of delivery and payment for any Additional Shares to be purchased by the Underwriters shall be 9:00 A.M., Eastern Standard time, on the date specified in the applicable exercise notice given by you pursuant to Section 2 or such other time on the same or such other date as DLJ and the pm Company shall agree in writing. The time and date of each delivery of the Additional Shares is hereinafter referred to as an "Option Closing Date".

     The documents to be delivered on the Closing Date or any Option Closing Date on behalf of the parties hereto pursuant to Section 8 of this Agreement shall be delivered at the offices of Williams, Mullen, Christian & Dobbins, P.C., 1021 East Cary Street, 16th Floor, Richmond, Virginia 23219 and the Shares shall be delivered at the Designated Office, all on the Closing Date or such Option Closing Date, as the case may be.

     Section 5. Agreements of the Company. The Company agrees with you:

     (a) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (iii) when any amendment to the Registration Statement becomes effective, (iv) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, when the Rule 462(b) Registration Statement has become effective, and
(v) of the happening of any event during the period referred to in Section 5(d) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

     (b) To furnish to you five signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits and documents incorporated therein by reference, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits but including documents incorporated therein by reference, as you may reasonably request.

     (c) To prepare the Prospectus, the form and substance of which shall be satisfactory to you, and to file the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; during the period specified in Section 5(d) below, not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised; and, during such period, to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause any such amendment to the Registration Statement to become promptly effective.


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     (d) Prior to 10:00 A.M., New York City time, on the first business day after the date of this Agreement and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish in New York City to each Underwriter and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) and any documents incorporated therein by reference as such Underwriter or dealer may reasonably request.

     (e) If during the period specified in Section 5(d), any event shall occur or condition shall exist as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to each Underwriter and to any dealer as many copies thereof as such Underwriter or dealer may reasonably request.

     (f) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such registration or qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus, the Registration Statement, any Preliminary Prospectus or the offering or sale of the Shares, in any jurisdiction in which it is not now so subject.

     (g) To mail and make generally available to its stockholders as soon as practicable an earnings statement covering the twelve-month period ending March 31, 1999 that shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

     (h) During the period of three years after the date of this Agreement, to furnish to you as soon as available copies of all reports or other communications furnished to the record holders of Common Stock or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

     (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Act and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any Preliminary Prospectus, the Prospectus and all amendments and supplements to any of the foregoing, including the mailing and delivering of copies thereof to the Underwriters and dealers in the quantities specified herein; (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon; (iii) all costs of printing or producing this Agreement and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Shares; (iv) all expenses in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any Preliminary and Supplemental Blue Sky Memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Underwriters in connection with such registration or qualification and memoranda relating thereto); (v) the filing fees and disbursements of counsel for the Underwriters in connection with the review and clearance of the offering of the Shares by the National Association of Securities Dealers, Inc. (the "NASD"); (vi) all costs and expenses incident to the listing of the Shares on the New York Stock Exchange, Inc. ("NYSE"); (vii) the cost of printing certificates representing the Shares; (viii) the costs and charges of any transfer agent, registrar and/or depositary; and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

     (j) To use its best efforts to list, subject to notice of issuance, the Shares on the NYSE and to maintain the listing of the Shares on the NYSE for a period of three years after the date of this Agreement.


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     (k) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

     (l) If the Registration Statement at the time of the effectiveness of this Agreement does not cover all of the Shares, to file a Rule 462(b) Registration Statement with the Commission registering the Shares not so covered in compliance with Rule 462(b) by 10:00 P.M., New York City time, on the date of this Agreement and to pay to the Commission the filing fee for such Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.


     Section 6. Representations and Warranties of the Company.

     (a) The Company represents and warrants to each Underwriter that:

      (i) The Registration Statement has become effective (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement); any Rule 462(b) Registration Statement filed after the effectiveness of this Agreement will become effective no later than 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

      (ii) (A) The Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement), when it became effective, did not contain and, as amended, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act, (C) the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement) and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act, (D) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement and any amendments thereto, when they become effective
   (1) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (2) will comply in all material respects with the Act, and (E) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein (the "Underwriters' Information").

      (iii) The documents incorporated by reference in the Registration Statement or the Prospectus pursuant to Item 12 of Form S-3 under the Act, at the time they were filed or last amended or hereafter are filed or amended, as the case may be, with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and, when read together and with the other information in any Preliminary Prospectus or in the Prospectus, at the time the Registration Statement became effective and on the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading; and any documents deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus, if and when they were or are filed with the Commission, complied with or will comply in all material respects with the requirements of the Exchange Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this paragraph shall not apply to statements in or omissions from the Registration Statement, any Preliminary Prospectus or the Prospectus (or any supplement or amendment to them) made based upon and conforming with the Underwriters' Information.

      (iv) Each Preliminary Prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or


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   omissions in any Preliminary Prospectus based upon and conforming with the
   Underwriters' Information. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

      (v) The Company has been, and at and as of the consummation of the Acquisition (the "Effective Date"), the Company will be, duly incorporated and validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties, and the Company is, and at the Effective Date will be, duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries (such subsidiaries, excluding the Commonwealth Subsidiaries (as defined below) are hereinafter referred to as the "Lawyers Title Subsidiaries"), taken as a whole, or Commonwealth and Transnation and the Commonwealth Subsidiaries, taken as a whole, and, at the Effective Date, the Company and its subsidiaries (including the Commonwealth Subsidiaries), taken as a whole, as the case may be (any such event, a "Material Adverse Effect").

      (vi) Each of the Lawyers Title Subsidiaries has been, and at and as of the Effective Date, each Lawyers Title Subsidiary will be, duly incorporated and validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties, and each Lawyers Title Subsidiary of the Company is, and with respect to each Lawyers Title Subsidiary at the Effective Date will be, duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

      (vii) The Company has the corporate power and authority to execute and deliver this Agreement and the Shares and to issue, sell and deliver the Shares to be sold by it to the Underwriters as provided herein.

      (viii) All of the outstanding shares of capital stock of the Company have been, and with respect to the Company at the Effective Date will be, duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights; and the Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

      (ix) All of the outstanding shares of capital stock of each of the Lawyers Title Subsidiaries have been, and with respect to each Lawyers Title Subsidiary at the Effective Date will be, duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, and at the Effective Date will be owned directly or through subsidiaries by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (except restrictions on transfer of securities imposed by applicable state and federal securities laws and state insurance holding company laws).

      (x) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

      (xi) Neither the Company nor any of the Lawyers Title Subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of the Lawyers Title Subsidiaries is a party or by which the Company or any of the Lawyers Title Subsidiaries or their respective property is bound, except to the extent that such violation or default would not, singly or in the aggregate, result in a Material Adverse Effect.

      (xii) The execution, delivery and performance of this Agreement by the Company, the compliance by the Company with all the provisions hereof and the consummation by the Company and LTIC of the transactions contemplated in this Agreement and the Registration Statement as described under the headings "The Acquisition" and "Use of Proceeds" will not: (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except (1) such as may be required under the insurance securities laws or the securities or Blue Sky laws of the various jurisdictions, (2) such as have already been obtained, or (3) for the filing of the Amended Articles of Incorporation of the Company on the Closing Date);
   (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the respective charter or by-laws of the Company or any of the


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   Lawyers Title Subsidiaries, or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of the Lawyers Title Subsidiaries is a party or by which the Company or any of the Lawyers Title Subsidiaries or their respective property is bound; (C) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company or any of the Lawyers Title Subsidiaries or their respective property; or (D) result in the suspension, termination or revocation of any Authorization (as defined below) or Insurance License (as defined below) of the Company or any of the Lawyers Title Subsidiaries or any other impairment of the rights of the holder of any such Authorization or Insurance License except, in the case of clauses (B), (C) and (D), to the extent that any such conflict with, breach, violation, default, suspension, termination or revocation would not, singly or in the aggregate, have a Material Adverse Effect.

      (xiii) No consent, approval, authorization, license, waiver, registration or order of, or qualification with, any governmental body or authority, regulatory or administrative agency (including, without limitation, any insurance regulatory body or agency), governmental commission, court or tribunal (or any department, bureau or division thereof) or any arbitral body having jurisdiction over the Company or any of the Lawyers Title Subsidiaries (each, a "Governmental Authority") is required for: (A) the consummation by the Company or any of the Lawyers Title Subsidiaries of the transactions contemplated in this Agreement and in the Registration Statement as described under the captions "The Acquisition" and "Use of Proceeds"; (B) the valid authorization, issuance, sale and delivery of the Shares or the execution, delivery and performance of this Agreement; or (C) for the use of proceeds to be received by the Company from such sale in the manner described under the caption "Use of Proceeds" contained in the Prospectus and in any Preliminary Prospectus, except (1) such as have been obtained and made under the Act and the Exchange Act, all of which have been or will be obtained in accordance with this Agreement, (2) as may be required under the insurance securities laws or securities or Blue Sky laws of the various jurisdictions, (3) for the filing of the Amended Articles of Incorporation of the Company on the Closing Date, and (4) such approvals from various state insurance departments in connection with the Acquisition that have been obtained.

      (xiv) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of the Lawyers Title Subsidiaries is or could be a party or to which any of their respective property is or could be subject that are required to be described in the Registration Statement or the Prospectus and are not so described; nor are there any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

      (xv) Neither the Company nor any of the Lawyers Title Subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") or any provisions of the Employee Retirement Income Security Act of 1974, as amended, or any provision of the Foreign Corrupt Practices Act, or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

      (xvi) The Company and the Lawyers Title Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and the Lawyers Title Subsidiaries, free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and the Lawyers Title Subsidiaries; and any real property and buildings held under lease by the Company and the Lawyers Title Subsidiaries which are material to the business of the Company and the Lawyers Title Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Lawyers Title Subsidiaries, in each case except as described in the Prospectus.

      (xvii) The Company and the Lawyers Title Subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names ("intellectual property") currently employed by them in connection with the business now operated by them except where the failure to own or possess or otherwise be able to acquire such intellectual property would not, singly or in the aggregate, have a Material Adverse Effect; and none of the Company or any of the Lawyers Title Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of such intellectual property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

      (xviii) Each of the Company and the Lawyers Title Subsidiaries (A) holds such permits, licenses, consents, exemptions, franchises, authorizations and other approvals from insurance departments and other governmental or regulatory authorities (each, an "Authorization") (including, without limitation, insurance licenses from the insurance regulatory agencies of the various states or other jurisdictions where it conducts business (the "Insurance Licenses")), and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorizations or Insurance Licenses or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect, and (B) to the knowledge of the Company, has fulfilled and performed all material obligations necessary to maintain such Authorizations and Insurance Licenses. Each such Authorization and Insurance License is valid and in full force and effect and each of the Company and the Lawyers Title Subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or Insurance License or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization or Insurance License; such Authorizations and Insurance Licenses contain no restrictions that are burdensome to the Company or any of the Lawyers Title Subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect; and no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any of the Lawyers Title Subsidiaries to its parent.

      (xix) With respect to the Company and the Lawyers Title Subsidiaries, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

      (xx) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, and as of the Closing Date will be a valid and binding agreement of the Company, enforceable in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium of other similar laws now or hereafter in effect relating to creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) (the "Bankruptcy Exceptions").

      (xxi) Ernst & Young LLP are independent public accountants with respect to the Company and the Lawyers Title Subsidiaries as required by the Act.

      (xxii) The consolidated financial statements of the Company included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), together with related schedules and notes, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Lawyers Title Subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the supporting schedules, if any, with respect to the Company included in the Registration Statement present fairly in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data with respect to the Company set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

      (xxiii) The pro forma financial statements of the Company and the Lawyers Title Subsidiaries, and Commonwealth, Transnation and the Commonwealth Subsidiaries, and the related notes thereto set forth in the Registration Statement and the Prospectus (and any supplement or amendment thereto) have been prepared on a basis consistent with the historical financial statements of the Company and the Lawyers Title Subsidiaries, give effect to the assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly the historical and proposed transactions contemplated by the Registration Statement and the Prospectus. Such pro forma financial statements have been prepared in accordance with the applicable requirements of Rule 11-02 of Regulation S-X promulgated by the Commission. The other pro forma financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any supplement or amendment thereto) are, in all material respects, accurately presented and prepared on a basis consistent with the pro forma financial statements.

      (xxiv) The statutory financial statements of the Lawyers Title Subsidiaries that are insurance companies (the "Insurance Subsidiaries"), from which certain ratios and other statistical data filed as a part of the Registration Statement or included or incorporated in the Prospectus have been derived: (A) have for each relevant period been prepared in conformity with statutory accounting practices required or permitted by the National Association of Insurance Commissioners (the "NAIC") and by the insurance laws of their respective states of domicile, and the rules and regulations promulgated thereunder, and such statutory accounting practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto; and (B) present fairly the statutory financial position of the Insurance Subsidiaries as at the dates thereof, and the statutory basis results of operations of the Insurance Subsidiaries for the periods covered thereby.

      (xxv) There is no: (A) significant unfair labor practice complaint, grievance or arbitration proceeding pending or threatened against the Company or any of the Lawyers Title Subsidiaries before the National Labor Relations Board or any state or local labor relations board; (B) strike, labor dispute, slowdown or stoppage pending or threatened against the Company or any of the Lawyers Title Subsidiaries; or (C) union representation question existing with respect to the employees of the Company and the Lawyers Title Subsidiaries, except for such actions specified in clause (A), (B) or (C) above, which, singly or in the aggregate, would not have a Material Adverse Effect. To the best knowledge of the Company, no collective bargaining organizing activities are taking place with respect to the Company or any of the Lawyers Title Subsidiaries.


      (xxvi) The Company and each of the Lawyers Title Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      (xxvii) All material tax returns required to be filed by the Company and each of the Lawyers Title Subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of the Lawyers Title Subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

      (xxviii) Except as described in the Prospectus (or in the documents incorporated therein by reference), there are no outstanding: (A) securities or obligations of the Company convertible or exchangeable for any capital stock of the Company; (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations; or (C) obligations for the Company, to issue such shares, any such convertible or exchangeable securities or obligations, or any such warrants, rights or obligations.

      (xxix) No relationship, direct or indirect, or agreement, arrangement or understanding (including, without limitation, any voting agreement), exists between or among the Company or any of the Lawyers Title Subsidiaries and any other party, which is required by the Act to be described or incorporated by reference in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described, filed or incorporated by reference as required.

      (xxx) Except as disclosed in the Registration Statement, all reinsurance treaties, reinsurance contracts and reinsurance agreements to which the Company or any of the Lawyers Title Subsidiaries is a party are in full force and effect and none of the Company or any of the Lawyers Title Subsidiaries is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except where the failure to be in full force and effect and except where any such violation or default would not, singly or in the aggregate, have a Material Adverse Effect; none of the Company or any of the Lawyers Title Subsidiaries has received any notice from any of the other parties to such treaties, contracts or agreements which are material to its business that such other party intends not to perform in any material respect such treaty, contract or agreement, and the Company and the Lawyers Title Subsidiaries have no reason to believe that any of the parties to such treaties, contracts or agreements will be unable to perform such treaty, contract, agreement or arrangement, except where such non-performance would not, singly or in the aggregate, have a Material Adverse Effect.

      (xxxi) Except as disclosed in the Prospectus or the documents incorporated by reference therein, none of the Company or any of the Lawyers Title Subsidiaries have made any material changes in their insurance reserving practices during the last two years.

      (xxxii) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act has indicated to the Company that it is considering: (A) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating assigned to the Company, or any securities of the Company; or (B) any change in the outlook for any rating of the Company or any securities of the Company, other than a possible upgrade in the Company's ratings pending completion of the Acquisition.

      (xxxiii) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

      (xxxiv) The Stock Purchase Agreement is in full force and effect, and there exists as of the date hereof (after giving effect to the transactions contemplated by the Stock Purchase Agreement) no event or condition which would cause the termination of the Stock Purchase Agreement.

      (xxxv) No part of the proceeds of the sale of the Shares will be used for any purpose that violates the provisions of any of Regulations G, T or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

      (xxxvi) Except as provided in the Stock Purchase Agreement and the Registration Rights Agreement between the Company and RIC to be entered into on the Effective Date (the "Registration Rights Agreement"), there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

      (xxxvii) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement),
   (A) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and the Lawyers Title Subsidiaries, taken as a whole, (B) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of the Lawyers Title Subsidiaries, and (C) neither the Company nor any of the Lawyers Title Subsidiaries has incurred any material liability or obligation, direct or contingent.

     (b) The Company represents and warrants to each Underwriter with respect to each of Commonwealth and Transnation that:

      (i) Commonwealth is, and at the Effective Date will be, a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and Transnation is, and at the Effective Date will be, a corporation duly incorporated, validly existing and in good standing under the laws of the State of Arizona. Each of the Commonwealth Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the jurisdiction of its incorporation or organization. Each of Commonwealth, Transnation and the Commonwealth Subsidiaries has, and at the Effective Date will have, all requisite power and authority, corporate and otherwise, to carry on its business as currently conducted, and to own, lease and operate its properties. Each of Commonwealth, Transnation and the Commonwealth Subsidiaries has been, and at the Effective Date will be, duly qualified or licensed to do business as a foreign corporation or otherwise, and is in good standing as such, in each jurisdiction where the nature of the activities of Commonwealth, Transnation or such Commonwealth Subsidiaries or their ownership or leasing of property requires such qualification or license, except to the extent that the failure to be so qualified or licensed would not, singly or in the aggregate, have a Material Adverse Effect.

      (ii) All the outstanding shares of capital stock of each of Commonwealth and Transnation have been, and at the Effective will be, duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights.

      (iii) All of the outstanding shares of capital stock of each of the Commonwealth Subsidiaries have been, and at the Effective Date will be, duly authorized and validly issued and are fully paid and non-assessable, and are owned by Commonwealth and Transnation, directly or indirectly through one or more subsidiaries, and at the Effective Date will be owned directly or through subsidiaries by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (except restrictions on transfer of securities imposed by applicable state and federal securities laws and state insurance holding company laws).

      (iv) Commonwealth and Transnation have only the subsidiaries listed in the disclosure letter of RIC dated as of even date with the Original Agreement and delivered to the Company concurrently with the Original Agreement (the "RIC Disclosure Letter"), which sets forth the name and jurisdiction of incorporation or organization of each such subsidiary (the "Commonwealth Subsidiaries"). Except as set forth in the RIC Disclosure Letter, each of Commonwealth and Transnation, or a Commonwealth Subsidiary, is the direct record and beneficial owner of all of the issued and outstanding shares of capital stock of each of the Commonwealth Subsidiaries, such shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable, and the direct record and beneficial owner of such shares has good and marketable title to such shares free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (except restrictions on transfer of securities imposed by applicable state and federal securities laws and state insurance holding company laws). Except as set forth in the RIC Disclosure Letter, there is no outstanding Equity Security (as defined in the Stock Purchase Agreement) of any Commonwealth Subsidiary other than its issued and outstanding shares of capital stock. Except as set forth in the RIC Disclosure Letter or as is part of the investment portfolio of Commonwealth, Transnation and the Commonwealth Subsidiaries, neither Commonwealth nor Transnation has any equity investment in any person other than the Commonwealth Subsidiaries.

      (v) Except as set forth in the RIC Disclosure Letter, the consummation by Commonwealth, Transnation, RIC and Reliance of the transactions contemplated in the Registration Statement under the heading "The Acquisition" will not constitute, result in or give rise to: (A) a breach or violation or default under any material United States federal, state or local law, statute, ordinance, code, order, rule, regulation, or any governmental order, or any license, consent, approval, permit, or similar right granted under any of the foregoing, or any similar provision having the force and effect of law applicable to Commonwealth, Transnation or the Commonwealth Subsidiaries; (B) a breach of or a default under any charter or bylaws provision of Commonwealth, Transnation or any of the Commonwealth Subsidiaries; (C) the acceleration of the time for performance of any material obligation under any material Contractual Obligation (as defined in the Stock Purchase Agreement) of Commonwealth, Transnation or any of the Commonwealth Subsidiaries; (D) the imposition of any material Lien (as defined in the Stock Purchase Agreement) upon or the forfeiture of any material C/T Assets (as defined below); or (E) a breach of or a default under any material Contractual Obligation of Commonwealth, Transnation or any of the Commonwealth Subsidiaries.

      (vi) No consent, approval, authorization, license, waiver, registration or order of, or qualification with, any Governmental Authority is required to be obtained or made by or on behalf of RIC, Commonwealth or any of the Commonwealth Subsidiaries in connection with (A) the consummation by Commonwealth, Transnation, RIC and Reliance or any of their respective subsidiaries of the transactions contemplated in the Registration Statement as described under the caption "The Acquisition," except for the items listed in the RIC Disclosure Letter, each of which shall have been obtained or made and shall be in full force and effect at the Effective Date.

      (vii) Except as set forth in the RIC Disclosure Letter and except for claims, actions, causes of action or suits, arbitrations, proceedings or investigations by or before any Governmental Authority (the "C/T Actions") in the ordinary course of business relating to title insurance or reinsurance, and without regard to environmental matters, there is no C/T Action pending or, to the knowledge of the Company, threatened with respect to which Commonwealth, Transnation or any of the Commonwealth Subsidiaries are or would reasonably be expected to be parties. No order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority that is material to the business conducted by Commonwealth, Transnation and the Commonwealth Subsidiaries (the "C/T Business") and directed specifically at Commonwealth, Transnation or any of the Commonwealth Subsidiaries has been issued.

      (viii) Except as set forth in the RIC Disclosure Letter, none of Commonwealth or Transnation or any of the Commonwealth Subsidiaries has violated any federal, state or local law or regulation relating to the Environmental Laws or any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

      (ix) Commonwealth, Transnation and the Commonwealth Subsidiaries have good and marketable title to, or, in the case of property held under lease or other Contractual Obligation, a valid and Enforceable (as defined in the Stock Purchase Agreement) right to use under an Enforceable lease or license, all of their properties and assets, whether real property or personal or intellectual property and whether tangible or intangible, reflected in the unaudited combined balance sheet of Commonwealth, Transnation and the Commonwealth Subsidiaries as of June 30, 1997 (the "C/T Interim Balance Sheet") or acquired after the date of the C/T Interim Balance Sheet (except as sold or otherwise disposed of since the date of the C/T Interim Balance Sheet in the ordinary course of business or as otherwise permitted by the Stock Purchase Agreement to be disposed of since the date of the C/T Interim Balance Sheet) (collectively, the "C/T Assets"). No C/T Asset material to the C/T Business is subject to any Lien except as described in the RIC Disclosure Letter. The C/T Assets constitute at least the properties, rights and assets held for or used in, or necessary for the continued conduct of, the C/T Business as currently conducted.

      (x) Except as disclosed in the RIC Disclosure Letter: (A) Commonwealth, Transnation and the Commonwealth Subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names ("C/T Intellectual Property") currently employed by them in connection with the business now operated by them except where the failure to own or possess or otherwise be able to acquire such C/T Intellectual Property would not, singly or in the aggregate, have a Material Adverse Effect; and (B) none of the Commonwealth or Transnation or any the Commonwealth Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of such C/T Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

      (xi) Except as set forth in the RIC Disclosure Letter and without regard to environmental matters, Commonwealth, Transnation and the Commonwealth Subsidiaries have all material licenses, permits and qualifications necessary to conduct their businesses in the jurisdictions listed in the RIC Disclosure Letter, which is each jurisdiction in which Commonwealth, Transnation or the Commonwealth Subsidiaries do business or own property, or in which such license, permit or qualification is otherwise required. Except as set forth in the RIC Disclosure Letter, during the three years prior to August 20, 1997: (A) neither Commonwealth nor Transnation nor any of the Commonwealth Subsidiaries has had its license or qualification to conduct title insurance business in any jurisdiction revoked or suspended or been involved in a proceeding to revoke or suspend such license or qualification, nor to the best of the knowledge of the Company, has any investigation been conducted, or is pending, in any such jurisdiction with a view to revocation or suspension of any such license; (B) Commonwealth, Transnation and the Commonwealth Subsidiaries have complied in all material respects with all laws, regulations and orders applicable to their businesses and the present use by Commonwealth, Transnation and the Commonwealth Subsidiaries of their respective properties, and the business conducted by Commonwealth, Transnation and the Commonwealth Subsidiaries, does not violate in any material respect any such laws, regulations or orders; and (C) Commonwealth, Transnation and the Commonwealth Subsidiaries have timely filed all reports and returns required by law, rule, regulation or policy of any regulatory authority and all such returns and reports are true and correct in all material respects, and there are no material deficiencies with respect to such filings or submissions. There is no agreement or understanding between RIC, Commonwealth, Transnation or any Commonwealth Subsidiary, on the one hand, and any regulatory authority, on the other hand, concerning the payment of dividends by Commonwealth, Transnation or such Commonwealth Subsidiary or the maintenance of any NAIC Insurance Regulatory Information System Ratio or adequacy of reserves.

      (xii) The combined financial statements of Commonwealth and Transnation and the Commonwealth Subsidiaries (including the notes thereto) included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods specified therein, and present fairly, in all material respects, the combined financial position and results of operations of Commonwealth and Transnation and the Commonwealth Subsidiaries for the periods specified therein, subject in the case of financial statements for interim periods to an absence of footnotes and to normal audit adjustments which would not in the aggregate be material.

      (xiii) The financial statements included in the Annual Convention Statements on the NAIC Form 9 for the fiscal years ended December 31, 1996, 1995 and 1994 (including the financial statements on a statutory basis and the accompanying exhibits and schedules) for each of Commonwealth and Transnation, were prepared in accordance with accounting practices prescribed or permitted for title insurance companies by state regulatory authorities of the states of domicile of Commonwealth and Transnation, applied on a consistent basis except as otherwise stated therein, and present fairly in all material respects the statutory financial position of each of Commonwealth and Transnation, as the case may be, as of the dates of, and the statutory results of their operations for the periods covered by, such Annual Convention Statements.

      (xiv) Except as set forth in the RIC Disclosure Letter: (A) no unfair labor practice complaint against Commonwealth or Transnation or any of the Commonwealth Subsidiaries is pending before the National Labor Relations Board; (B) there is no strike, labor dispute, slowdown or stoppage actually pending or, to the knowledge of the Company, threatened against or involving Commonwealth or Transnation or any of the Commonwealth Subsidiaries; (C) neither Commonwealth, Transnation nor any of the Commonwealth Subsidiaries is a party to any collective bargaining agreement and as of August 20, 1997 or the Effective Date, as applicable, no collective bargaining agreement is being negotiated by any of them; and (D) no petition has been filed or proceedings instituted by any employee or group of employees of Commonwealth, Transnation or any of the Commonwealth Subsidiaries with any labor relations board seeking recognition of a bargaining representative. To the knowledge of the Company, there is no organizational effort currently being made or threatened by or on behalf of any labor union to organize the employees of Commonwealth, Transnation or any of the Commonwealth Subsidiaries.

      (xv) Except as set forth in the RIC Disclosure Letter or the C/T Interim Balance Sheet, all material tax returns required to be filed by Commonwealth and Transnation and each of the Commonwealth Subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by Commonwealth or Transnation or any of the Commonwealth Subsidiaries, as the case may be, have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

      (xvi) Except as described in the Prospectus (or in the documents incorporated therein by reference), there are no outstanding: (A) securities or obligations of Commonwealth or Transnation convertible or exchangeable for any capital stock of Commonwealth or Transnation; (B) warrants, rights or options to subscribe for or purchase from Commonwealth or Transnation any such capital stock or any such convertible or exchangeable securities or obligations; or (C) obligations for Commonwealth or Transnation to issue such shares, any such convertible or exchangeable securities or obligations, or any such warrants, rights or obligations.

      (xvii) Except as disclosed in the Registration Statement, all reinsurance treaties, reinsurance contracts and reinsurance agreements to which Commonwealth or Transnation or any of the Commonwealth Subsidiaries is a party are in full force and effect and none of Commonwealth or Transnation or any of the Commonwealth Subsidiaries is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except where the failure to be in full force and effect and except where any such violation or default would not, singly or in the aggregate, have a Material Adverse Effect; to the knowledge of the Company, no material breach or default by any of the parties to such treaties, contracts or agreements which are material to Commonwealth, Transnation and the Commonwealth Subsidiaries, taken as a whole, has occurred and is continuing, and no event has occurred or circumstance exists that would with notice or lapse of time constitute a material breach or default or permit termination, modification or acceleration by any of the parties to such treaties, contracts or agreements, Commonwealth, Transnation or any of the Commonwealth Subsidiaries under any such treaty, contract or agreement.

      (xviii) Since the respective dates as of which information is given in the Prospectus, other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), there has not occurred any material adverse change in or effect on the business, condition (financial or otherwise), operations, performance or properties of Commonwealth, Transnation or any of the Commonwealth Subsidiaries, that is material to Commonwealth, Transnation and the Commonwealth Subsidiaries, taken as a whole, except for transactions in the investment portfolio of Commonwealth or Transnation in the ordinary course of business.

     (c) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

     Section 7. Indemnification.

     (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon and conforming with information relating to any Underwriter furnished in writing to the Company by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter who failed to deliver a Prospectus (as then amended or supplemented, provided by the Company to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in such Prospectus and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person.

     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to such Underwriter but only with reference to information relating to such Underwriter furnished in writing to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus.

     (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 7(a) and 7(b), the Underwriter shall not be required to assume the defense of such action pursuant to this Section 7(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of such Underwriter). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by DLJ, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

     (d) To the extent the indemnification provided for in this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting underwriting discounts and commissions, but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

     (e) The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     Section 8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

     (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

     (b) If the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

     (c) You shall have received on the Closing Date a certificate dated the Closing Date, signed by Charles H. Foster, Jr. and G. William Evans, in their capacities as the Chairman and Chief Executive Officer and Vice President and Treasurer of the Company, confirming the matters set forth in Sections 6(a)(xxxvii), 8(a) and 8(b) and that the Company has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company on or prior to the Closing Date.

     (d) You shall have received on the Closing Date a certificate dated the Closing Date, signed by Herbert Wender and Jeffrey A. Tischler, in their capacities as the Chairman and Chief Executive Officer and Executive Vice President-Chief Financial and Administrative Officer of Commonwealth and Transnation, to the effect that:

      (i) Since the respective dates as of which information is given in the Prospectus, other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement):
   (A) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of Commonwealth or Transnation and the Commonwealth Subsidiaries, taken as a whole; (B) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of Commonwealth or Transnation or any of the Commonwealth Subsidiaries; and (C) none of Commonwealth or Transnation or any of the Commonwealth Subsidiaries has incurred any material liability or obligation, direct or contingent.

      (ii) None of Commonwealth or Transnation or any of the Commonwealth Subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which Commonwealth or Transnation or any of the Commonwealth Subsidiaries is a party or by which Commonwealth or Transnation or any of the Commonwealth Subsidiaries or their respective property is bound, except to the extent that such violation or default would not, singly or in the aggregate, result in a Material Adverse Effect.


      (iii) Each of Commonwealth and Transnation and each of the Commonwealth Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      (iv) Deloitte & Touche LLP are independent public accountants with respect to Commonwealth and Transnation and their respective subsidiaries as required by the Act.

      (v) The consolidated financial statements included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), together with related schedules and notes, present fairly the consolidated financial position, results of operations and changes in financial position of Commonwealth and Transnation and the Commonwealth Subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the supporting schedules, if any, included in the Registration Statement present fairly in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of Commonwealth and Transnation, respectively.

      (vi) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act has indicated to Commonwealth or Transnation that it is considering: (A) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating assigned to Commonwealth or Transnation, or any securities of Commonwealth or Transnation; or (B) any adverse change in the outlook for any rating of Commonwealth or Transnation or any securities of Commonwealth or Transnation, except that Duff & Phelps Credit Rating Co. has indicated to Commonwealth and Transnation that its assignment of a rating of "A+" to them may be downgraded to an "A" following the Effective Date.

      (vii) Neither Commonwealth nor Transnation is and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

      (viii) Except as set forth in the RIC Disclosure Letter, none of Commonwealth or Transnation or any of the Commonwealth Subsidiaries has violated any foreign law or regulation relating to any provision of the Foreign Corrupt Practices Act, or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

     (e) Since the respective dates as of which information is given in the Prospectus, other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company, Commonwealth or Transnation and their respective subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company, Commonwealth or Transnation or any of their respective subsidiaries, and (iii) none of the Company, Commonwealth or Transnation or any of their respective subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 8(e)(i), 8(e)(ii) or 8(e)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

     (f) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Williams, Mullen, Christian & Dobbins, P.C., counsel for the Company, to the effect that:


      (i) The Company is, and at the Effective Date will be, duly incorporated and validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties.

      (ii) The Company is and at the Effective Date will be, duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

      (iii) Each Principal Subsidiary of the Company (the entities listed in
   Schedule II hereto being all of the principal subsidiaries of the Company and being referred to hereafter as the "Principal Subsidiaries") has been, and at and as of the Effective Date will be, duly incorporated and validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties.

      (iv) Each Principal Subsidiary of the Company is, and at the Effective Date will be, duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

      (v) All the outstanding shares of capital stock of the Company have been, and at the Effective Date will be, duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights.

      (vi) The Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

      (vii) Except as described in the Prospectus (or in the documents incorporated therein by reference), there are no outstanding: (A) securities or obligations of the Company convertible or exchangeable for any capital stock of the Company; (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations; or (C) obligations for the Company to issue such shares, any such convertible or exchangeable securities or obligations, or any such warrants, rights or obligations.

      (viii) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, and as of the Effective Date will be a valid and binding agreement of the Company, enforceable in accordance with its terms except as the enforceability hereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in an action at law or a suit in equity), including the availability of equitable remedies, (c) procedural requirements of law applicable to the exercise of creditors' rights generally, and (d) judicial discretion inherent in the forum addressing enforceability; provided, however, that we express no opinion as to the enforceability of any provision of the Agreement which purports to require that the Company indemnify any person for violation of federal or state securities laws or from acts constituting fraud, intentional misconduct or negligence.

      (ix) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

      (x) The Registration Statement has become effective under the Act, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to such counsel's knowledge after due inquiry, pending before or threatened by the Commission.

      (xi) The statements under the captions "Use of Proceeds," "Capitalization," "Business," "The Acquisition," "Description of Capital Stock," "Shares Eligible for Future Sale" and "Underwriting" in the Prospectus and Item 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings.

      (xii) The execution, delivery and performance of this Agreement by the Company; the valid authorization, issuance, sale and delivery of the Shares; and the compliance by the Company with all the provisions hereof and the consummation by the Company and the Principal Subsidiaries of the transactions contemplated in this Agreement and the Registration Statement as described under the headings "The Acquisition" and "Use of Proceeds" will not: (A) require any consent, approval, authorization, license, waiver, registration or other order of, or qualification with, any court or governmental body or agency (except (1) such as may be required under the insurance securities laws or securities or Blue Sky laws of the various states, (2) such as have already been obtained or (3) for the filing of the Articles of Amendment of the Articles of Incorporation of the Company on the Closing Date); (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, (x) the respective charter or by-laws of the Company or any of the Principal Subsidiaries, or (y) any indenture, loan agreement, mortgage, lease or other agreement or instrument known to counsel that is material to the Company and the Principal Subsidiaries, taken as a whole, to which the Company or any of the Principal Subsidiaries is a party or by which the Company or any of the Principal Subsidiaries or their respective property is bound; or (C) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company or any of the Principal Subsidiaries or their respective property, except, in the case of clauses (B) and (C), to the extent that any such conflict, breach, violation or default would not, singly or in the aggregate, have a Material Adverse Effect.

      (xiii) After due inquiry, such counsel does not know of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required, and the descriptions of the terms of any such contracts, documents, statutes or regulations contained or incorporated by reference in the Registration Statement or the Prospectus are correct in all material respects.

      (xiv) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

      (xv) To such counsel's knowledge after due inquiry, except for the Stock Purchase Agreement and the Registration Rights Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

      (xvi) (A) Each document filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (except for financial statements and other financial data included therein as to which no opinion need be expressed), at the time it was filed or last amended, complied when so filed or amended as to form in all material respects with the requirements of the Exchange Act and (B) the Registration Statement and the Prospectus and any supplement or amendment thereto (except for the financial statements and other financial data included therein as to which no opinion need be expressed) comply as to form in all material respects with the requirements of the Act.

      (xvii) The Company has corporate power and authority to execute and deliver this Agreement and the Shares and to issue, sell and deliver the Shares to be sold by it to the Underwriters as provided herein.

     Such counsel shall also state that such counsel has participated in the preparation of the Registration Statement and the Prospectus, including review of the contents thereof and conferences with officers and other representatives of the Company, Commonwealth and Transnation, representatives of the independent accountants of each of the Company and Commonwealth and Transnation, and representatives of the Underwriters and their counsel at which the contents of the Registration Statement and the Prospectus were discussed, and although such counsel has not independently verified and is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration

Statement or the Prospectus (except as specified elsewhere in such counsel's opinion), on the basis of the foregoing (relying as to materiality where appropriate upon the opinions of officers of the Company), nothing has come to such counsel's attention that caused them to believe that the Registration Statement, at the time it became effective, and on the date of this Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and as of the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except in each case as to the financial statements and other financial data included therein as to which no opinion need be expressed).

     The opinion of Williams, Mullen, Christian, & Dobbins, P.C. described in
Section 8(f) above shall be rendered to you at the request of the Company and shall so state therein.

     (g) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Russell W. Jordan, III, Esq., General Counsel of the Company, to the effect that:

      (i) All of the outstanding shares of capital stock of each of the Principal Subsidiaries have been, and at the Effective Date will be, duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, and at the Effective Date will be owned directly or through subsidiaries by the Company, and to the knowledge of such counsel, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

      (ii) The execution, delivery and performance of the Agreement by the Company, the compliance by the Company with all the provisions thereof and the consummation by the Company of the transactions contemplated in the Agreement and in the Stock Purchase Agreement will not result in the suspension, termination or revocation of any Authorization or Insurance License of the Company or any of the Principal Subsidiaries or any other impairment of the rights of the holder of any such Authorization or Insurance License.

      (iii) To such counsel's knowledge, none of the Company or any of the Principal Subsidiaries is in violation of its respective charter or bylaws and none of the Company or any of the Principal Subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and the Principal Subsidiaries, taken as a whole, to which the Company or any of the Principal Subsidiaries is a party or by which the Company or any of the Principal Subsidiaries or their respective properties is bound.

      (iv) Such counsel does not know of any legal or governmental actions, suits or proceedings pending or threatened to which the Company or any of the Principal Subsidiaries is or could be a party or to which any of their respective property is or could be subject that are required to be described in the Registration Statement or the Prospectus and are not so described.

      (v) Each of the Company and the Principal Subsidiaries: (A) holds such Authorizations (including, without limitation, Insurance Licenses), and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or Insurance License or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect; and
   (B) to the knowledge of such counsel, has fulfilled and performed all material obligations necessary to maintain such Authorizations and Insurance Licenses. Except as would not, singly or in the aggregate, have a Material Adverse Effect: (A) each such Authorization and Insurance License is valid and in full force and effect and each of the Company and the Principal Subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; (B) no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body, the execution, delivery and performance of this Agreement by the Company, the valid authorization, issuance, sale and delivery of the Shares and the compliance by the Company with all of the provisions hereof and the consummation by the Company and the Principal Subsidiaries of the transactions contemplated in this Agreement and the Registration Statement as described under the headings "The Acquisition" and "Use of Proceeds") which allows or, after notice or lapse of time of both, would allow, revocation, suspension or termination of any such Authorization or Insurance License or results or, after notice or lapse of time or both, would result in any impairment of the rights of the holder of any such Authorization or Insurance License; and (C) such Authorizations and Insurance Licenses contain no restrictions that are burdensome to the Company or any of the Principal Subsidiaries. No insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any of the Principal Subsidiaries to its parent.

      (vi) To such counsel's knowledge, all leases to which the Company and the Principal Subsidiaries is a party are valid and binding on the Company, or such Principal Subsidiary, as the case may be, and no default has occurred or is continuing thereunder which singly or in the aggregate, might result in any Material Adverse Effect.

      (vii) To such counsel's knowledge, the Company and the Principal Subsidiaries own or possess, or can acquire on reasonable terms, all intellectual property currently employed by them in connection with the business now operated by them except where the failure to own or possess or otherwise be able to acquire such intellectual property would not, singly or in the aggregate, have a Material Adverse Effect; and, to such counsel's knowledge, none of the Company or any of the Principal Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of such intellectual property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

     (h) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of David E. Glassberg, Esq., Senior Vice President-General Counsel and Secretary of Commonwealth and Transnation, to the effect that:

      (i) To such counsel's knowledge, each of Commonwealth and Transnation has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation with the corporate power and authority under its charter and bylaws to carry on its business and to own, lease and operate its properties.

      (ii) To such counsel's knowledge, each of Commonwealth Land Title Insurance Company of New Jersey and Industrial Valley Title Insurance Company (collectively the "Commonwealth/Transnation Subsidiaries") has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation with the corporate power and authority under its charter and bylaws to carry on its business and to own, lease and operate its properties.

      (iii) To such counsel's knowledge, each of Commonwealth and Transnation and the Commonwealth/Transnation Subsidiaries is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

      (iv) To such counsel's knowledge, all of the outstanding shares of capital stock of each of Commonwealth and Transnation and the Commonwealth/Transnation Subsidiaries have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights.

      (v) To such counsel's knowledge, there are no outstanding: (A) securities or obligations of Commonwealth or Transnation or the Commonwealth/Transnation Subsidiaries convertible or exchangeable for any capital stock of Commonwealth or Transnation or the Commonwealth/Transnation Subsidiaries; (B) warrants, rights or options to subscribe for or purchase any such capital stock or any such convertible or exchangeable securities or obligations, except in favor of the Company; or (C) obligations for Commonwealth or Transnation or the Commonwealth/Transnation Subsidiaries to issue such shares, any such convertible or exchangeable securities or obligations, or any such warrants, rights or obligations.

      (vi) To such counsel's knowledge, there is no action, suit, proceeding, governmental investigation or arbitration pending or threatened against Commonwealth or Transnation or any of its material property before any court, arbitrator or any governmental or administrative body, agency or official:
   (A) which challenges the validity, or seeks to enjoin the performance of, this Agreement or the consummation of any or the transactions contemplated thereby; (B) which seeks to revoke any material license issued to Commonwealth or Transnation; or (C) as to which there exists a substantial likelihood of an adverse determination which would reasonably be expected to have a Material Adverse Effect.

      (vii) To such counsel's knowledge, neither Commonwealth nor Transnation has received any order or decree from any insurance regulatory agency or body impairing, restricting or prohibiting the payment of dividends by Commonwealth or Transnation.

      (viii) To such counsel's knowledge, neither Commonwealth nor Transnation is an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

     (i) You shall have received on the Closing Date a letter (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Linda S. Kaiser, Esq., General Counsel of RIC, permitting reliance by you on her opinion, dated the Closing Date, delivered pursuant to the Stock Purchase Agreement.

     (j) You shall have received on the Closing Date an opinion, dated the Closing Date, of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Underwriters, as to the matters referred to in Sections 8(f)(vi), 8(f)(viii) and 8(f)(xi) (but only with respect to the statements under the caption "Description of Capital Stock" and "Underwriting") and clauses 8(f)(xvii)(B), 8(f)(xvii)(C) and 8(f)(xvii)(D).

     In giving such opinions with respect to the matters covered by clauses 8(f)(xvii)(B), 8(f)(xvii)(C) and 8(f)(xvii)(D) above, LeBoeuf, Lamb, Greene & MacRae, L.L.P. may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (other than the documents incorporated therein by reference) and review and discussion of the contents thereof (including the documents incorporated therein by reference), but are without independent check or verification except as specified.

     (k) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Ernst & Young LLP, independent public accountants with respect to the Company, and Deloitte & Touche LLP, independent public accountants with respect to Commonwealth and Transnation, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

     (l) The Company shall have delivered to you the agreements specified in
Section 2 hereof which agreements shall be in full force and effect on the Closing Date.

     (m) The Shares shall have been duly listed, subject to notice of issuance, on the NYSE.

     (n) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     (o) The Company shall not have failed on or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company on or prior to the Closing Date.

     (p) On the Closing Date, the Stock Purchase Agreement shall be in full force and effect, all conditions precedent to the consummation of the Acquisition shall have been fulfilled (except to the extent any such conditions have been waived with the prior consent of the Underwriters) and the Acquisition shall have been consummated as described in the Prospectus, including the plan of financing therefor. The Company shall have provided to you or your counsel copies of all closing documents delivered to the parties in connection with the closing of the Acquisition.

     (q) On the Closing Date, the transactions contemplated under the headings "The Acquisition" and "Use of Proceeds" shall have been duly authorized by the Company, Commonwealth and Transnation; all of the necessary consents and approvals to consummate such transactions shall have been obtained and shall be in full force and effect; and there shall not be pending or threatened legal or governmental proceedings with respect to any consents or approvals or the transactions contemplated in the Prospectus under the headings "The Acquisition" and "Use of Proceeds".

     The several obligations of the Underwriters to purchase any Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Additional Shares and other matters related to the issuance of such Additional Shares.

     Section 9. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

     This Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Company if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus; (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market; (iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; (v) the declaration of a banking moratorium by either federal or New York State authorities; or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

     If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it has or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the total number of Firm Shares or Additional Shares, as the case may be, to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting -36- B3 320589.5 22190 00517 2/23/98 11:52 pm Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased by all Underwriters and arrangements satisfactory to you and the Company for purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase such Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase on such date in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

     Section 10. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to Lawyers Title Corporation, 6630 West Broad Street, Richmond, Virginia 23230, Attention:
Russell W. Jordan, III, Esq. and (ii) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

     The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or directors of any Underwriter, any person controlling any Underwriter, the Company, the officers or directors of the Company or any person controlling the Company, (ii) acceptance of the Shares and payment for them hereunder, and (iii) termination of this Agreement.

     If for any reason the Shares are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to Section 9), the Company agrees to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof. The Company also agrees to reimburse the several Underwriters, their directors and officers and any persons controlling any of the Underwriters for any and all fees and expenses (including, without limitation, the fees disbursements of counsel) incurred by them in connection with enforcing their rights hereunder (including, without limitation, pursuant to Section 7 hereof).

     Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, the Underwriters' directors and officers, any controlling persons referred to herein, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

     This Agreement shall be governed and construed in accordance with the laws of the State of New York.

     This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

     Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

                                             Very truly yours,
                                             LAWYERS TITLE CORPORATION



                                             By:-------------------------------
                                             Title:


DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION
FURMAN SELZ
WHEAT FIRST SECURITIES, INC.
FERRIS, BAKER WATTS, INCORPORATED

Acting severally on behalf of
 themselves and the several
 Underwriters named in
 Schedule I hereto

By: DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION



By:----------------------

                                  SCHEDULE I




               UNDERWRITERS                NUMBER OF FIRM SHARES
                                              TO BE PURCHASED

Donaldson, Lufkin & Jenrette Securities
 Corporation
Furman Selz LLC
Wheat First Securities, Inc.
Ferris, Baker Watts, Incorporated
[Names of other Underwriters]

     Total

                                  SCHEDULE II
              PRINCIPAL SUBSIDIARIES OF LAWYERS TITLE CORPORATION



Lawyers Title Insurance Corporation
American Title Group, Inc.
Title Insurance Company of America
Oregon Title Insurance Company
Land Title Insurance Company
The Title Guarantee & Trust Company
Charter Title Company
Lawyers Title Company (f/n/a Continental Lawyers Title Co.)

                                 SCHEDULE III
          PRINCIPAL SUBSIDIARIES OF COMMONWEALTH LAND TITLE INSURANCE
                COMPANY AND TRANSNATION TITLE INSURANCE COMPANY



Commonwealth Land Title Company
District-Realty Title Insurance Corporation
Industrial Valley Title Insurance Company
Commonwealth Land Title Insurance Company of New Jersey
Transnation Title Insurance Company of New York